Exhibit 99.1

EyePoint Pharmaceuticals Announces $15.7 Million Equity Investment by Asia Partner Ocumension Therapeutics

WATERTOWN, Mass., January 3, 2021 - EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing innovative ophthalmic products, today announced that Ocumension Therapeutics, a China-based ophthalmic pharmaceutical company traded on the Stock Exchange of Hong Kong (1477.HK), has made a $15.7 million equity investment in EyePoint. Under the terms of the agreement, Ocumension has purchased approximately 3.01 million shares of EyePoint’s common stock at a five-day trailing volume weighted average price as of the close of trading on December 29, 2020 of approximately $5.22 per share.

“This investment underscores our continued strong partnership with Ocumension for YUTIQ and DEXYCU in Asia,” said Nancy Lurker, President and Chief Executive Officer of EyePoint Pharmaceuticals. “We are excited about the significant potential of these products in both the U.S. and in Asia and for our R&D pipeline, including the Phase 1 trial of EYP-1901 in wet age-related macular degeneration that is expected to commence in the coming months.”

“We are delighted to support our partnership with EyePoint through this investment, as we prepare for the development and commercialization of YUTIQ and DEXYCU, under Ocumension branded labels, across Asian markets,” said Ye Liu, Chief Executive Officer of Ocumension. “We share EyePoint’s commitment to rapidly advancing new treatments for ocular disease in attractive markets and look forward to commercial launches in China in the coming year.”

In conjunction with the investment, Ye Liu, Chief Executive Officer of Ocumension has been appointed to the EyePoint Board of Directors, replacing Kristine Peterson who has stepped down from the board effective December 31, 2020.

Cash and cash equivalents are estimated to be approximately $44 million on December 31, 2020, including the net proceeds from the Ocumension equity investment. The cash and cash equivalents estimate as of December 31, 2020 was calculated prior to the completion of a review by the Company’s independent registered accounting firm and is therefore subject to adjustment. Cash on hand, combined with cash inflows from anticipated product sales and continued cash conservation activities are expected to fund the Company’s operating plan into the second half of 2021, assuming no significant increase in COVID-19-related closures that would considerably decrease the frequency of ophthalmology office visits or the number of cataract surgical procedures performed across the U.S.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (Nasdaq:EYPT) is a pharmaceutical company committed to developing and commercializing innovative therapeutics to help improve the lives of patients with serious eye disorders. The Company has two commercial products: YUTIQ®, for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye, and DEXYCU®, for the treatment of postoperative inflammation following ocular surgery. The Company's pipeline leverages its proprietary bioerodible Durasert® technology for extended intraocular drug delivery including EYP-1901, a potential six-month sustained delivery intravitreal anti-VEGF treatment initially targeting wet age-related macular degeneration. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter and LinkedIn.

About Ocumension Therapeutics

Ocumension Therapeutics is a China-based ophthalmic pharmaceutical platform company dedicated to identifying, developing and commercializing first- or best-in-class ophthalmic therapies. The company’s vision is to provide a world-class pharmaceutical total solution to address significant unmet ophthalmic medical needs in China. Since the inception, Ocumension Therapeutics has focused on building a platform integrating specialized capabilities in each major functionality involved in an ophthalmic drug's development cycle, from research and development, manufacturing to commercialization. Ocumension Therapeutics believes its platform positions it well to achieve leadership in China ophthalmology, with a first-mover advantage over future competitors.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our expectations regarding the timing and clinical development of our product candidates, including EYP-1901; the potential for EYP-1901 as a vital, novel six-month treatment for wet age-related macular degeneration; and preliminary financial information as of December 31, 2020. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements are risks and uncertainties inherent in our business including, without limitation: the extent to which COVID-19 impacts our business; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the development of our YUTIQ line extension shorter-duration treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales in the U.S. by Alimera Sciences of ILUVIEN® for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; our ability to market and sell products; the success of current and future license agreements, including our agreements with Ocumension Therapeutics and Equinox Science; termination or breach of current license agreements, including our agreements with Ocumension Therapeutics and Equinox Science; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel;

product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; the potential for our preliminary financial information to change in connection with the finalization of our financial results for the fourth quarter of 2020; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

EyePoint Contacts:

Investors:
Stern IR

Lisa Sher

(212) 698-8700

Lisa.sher@sternir.com

Media:
Thomas Gibson

201-476-0322
tom@tomgibsoncommunications.com

Ocumension Contact:

Qinglei Zuo

+86-21-68362137-7796

qinglei.zuo@ocumension.com